Exhibit 10.6
SUBORDINATION AND INTERCREDITOR AGREEMENT
This Subordination and Intercreditor Agreement (this “Agreement”) is between Blue Moon Energy Partners LLC, a Florida limited liability company (the “Subordinate Creditor”), and the holder of the Senior Note (defined below) signatory hereto (the “Senior Creditor”), and is dated as of June 4, 2009.
BACKGROUND
The Senior Creditor desires to purchase from Steel Vault Corporation, a Delaware corporation (the “Issuer”), a Secured Convertible Promissory Note to be issued in the aggregate principal amount of $500,000.00 (collectively, the “Senior Note”), which Senior Note will be secured by all personal property of the Issuer pursuant to a Security Agreement entered into on the date hereof.
Subordinate Creditor has previously purchased from Issuer a Secured Convertible Promissory Note in the principal amount of $190,000.00 (the “Subordinate Note”), which Subordinate Note is secured by all personal property of the Issuer pursuant to a Security Agreement entered into on March 20, 2009.
Subordinate Creditor is an affiliate of the Issuer and will derive a substantial benefit from the purchase of the Senior Note by the Senior Creditor.
The Senior Creditor is unwilling to purchase the Senior Note unless the Subordinate Note is subordinated to the Senior Note and to all of the Issuer’s obligations thereunder in the manner hereinafter set forth.
Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:
TERMS
1. Payment Subordination. Upon the occurrence and during the continuance of any monetary default or any event of default under the Senior Note, the Subordinate Creditor will not accept any payment made by the Issuer in respect of the Subordinate Note until the Senior Note has been fully paid and satisfied. Senior Creditor will have no right to demand payments already made to Subordinate Creditor prior to any such default or event of default. The Subordinate Creditor will not be deemed to have any knowledge of any such default or event of default until it receives written notice thereof from the Senior Creditor.
2. Lien Subordination. Notwithstanding the terms or provisions of any agreement or arrangement which any party may now or hereafter have with the Issuer or any rule of law and irrespective of the time, order or method or attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, any lien, encumbrance or security interest in the collateral granted to the Senior Creditor by the Issuer, whether or not perfected, or any other right, title or interest of the Senior Creditor in such collateral now or hereafter held by the Senior Creditor or Subordinate Creditor, are and will remain at all times senior to any lien, encumbrance or security interest in the collateral granted to the Subordinate Creditor by the Issuer, whether or not perfected, or any other right, title or interest of the Subordinate Creditor in the collateral now or hereafter held by the Subordinate Creditor.

3. Priority of Payments. In case of any assignment by the Issuer for the benefit of its creditors, any bankruptcy proceedings instituted by or against the Issuer’s assets, and any dissolution or other winding up of the affairs of the Issuer or of the Issuer’s business, and in all such cases respectively, the authorized representatives and owners of the Issuer and any assignee, trustee in bankruptcy, receiver, and other person or persons in charge are hereby directed to pay the Senior Creditor the full amount owed under the Senior Note before making any payments owed to Subordinate Creditor under the Subordinate Note.
4. Conversion Right; Effect of Conversion. The Senior Creditor agrees that nothing herein will prevent Subordinate Creditor from exercising its conversion rights under the Subordinate Note. Upon either (a) the conversion of the Subordinate Note or (b) the conversion of the Senior Note, this Agreement will terminate.
5. Covenants of Subordinate Creditor. The Subordinate Creditor hereby agrees that so long as any sum remains outstanding on the Subordinate Note:
a. The Subordinate Creditor will simultaneously send to the Senior Creditor due notice of all defaults under the Subordinate Note. The Senior Creditor will have the right, but not the obligation, to cure any such default within ten (10) days after the expiration of the applicable grace period permitted to the Issuer under the Subordinate Note.
b. The Subordinate Creditor will not, without the prior written consent of the Senior Creditor, take any Enforcement Action (hereinafter defined). For the purposes of this Agreement, the term “Enforcement Action” will mean with respect to the Subordinate Note, (i) the acceleration of all or any part of the indebtedness evidenced by the Subordinate Note, (ii) the commencement of any foreclosure proceedings, the exercise of any power of sale, or the obtaining of a receiver with respect to, or the taking of possession or control of, any of the Issuer’s property, (iii) the exercise of any rights of set-off or recoupment, (iv) the commencement or joining in of any bankruptcy, reorganization or insolvency proceedings against the Issuer under any federal or state law, or (v) the taking of any other enforcement action against the Issuer.
c. The Subordinate Creditor will hold any collateral and proceeds thereof which may come into Subordinate Creditor’s possession in trust for the Senior Creditor, and will immediately turn over any such collateral and/or proceeds to the Senior Creditor.
d. The Subordinate Creditor will not pledge, assign, hypothecate, transfer, convey or sell the Subordinate Note or any interest in the Subordinate Note or modify, waive or amend any of the terms or provisions of the Subordinate Note Documents, without the prior written consent of the Senior Creditor.
6. Further Assurances. Each party hereto will cooperate fully with each other in order to promptly and fully carry out the terms and provisions of this Agreement. Each party hereto will from time to time execute and deliver such other agreements, documents or instruments and take such other actions as may be reasonably necessary or desirable to effectuate the terms of this Agreement.

7. No Waiver. The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition, and the obligations of either party with respect to such term, covenant, or condition will continue in full force and effect.
8. Right to Specific Performance. Each party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event either party fails to comply with its obligations hereunder, the other party will have the right to obtain specific performance of the obligations of such defaulting party, injunctive relief or such other equitable relief as may be available.
9. No Third Party Beneficiaries. No person, including, without limitation, the Issuer, other than the parties hereto and their successors and permitted assigns will have any rights under this Agreement.
10. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only as broad as is enforceable.
12. Titles. The titles and headings preceding the text of the sections of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation, or effect.
13. Entire Agreement. This Agreement contains the final, complete, and exclusive expression of the understanding of the parties hereto with respect to the transactions contemplated in this Agreement, and supersedes any prior or other contemporaneous agreement or representation by or among the parties related to the subject matter of this Agreement.
14. Amendment. This Agreement may not be amended, modified, or changed in any respect and no waiver of any requirement hereof will be effective except by an agreement in writing signed by the Subordinate Creditor and the Senior Creditor.

15. Notices. All notices, requests, demands, claims and other communications under this Agreement will be in writing. Any notice, request, demand, claim or other communication under this Agreement will be deemed duly given if it is sent: (a) by personal delivery, or (b) by commercial delivery or overnight courier service that requires a signature as evidence of delivery, and, in each case, addressed to the intended recipient as set forth below, or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in a writing in accordance with this Section 15:
If to the Senior Creditor:
As set forth below the signature of the Senior Creditor on the signature page hereof
If to the Subordinate Creditor:
Blue Moon Energy Partners LLC
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
Attn: Scott R. Silverman
16. Governing Law/Venue. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. The Subordinate Creditor and the Senior Creditor (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction in Palm Beach County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Palm Beach County, Florida, for state court proceedings, and the Southern District of Florida, for federal district court proceedings, and (c) waive any defense, whether asserted by a motion or pleading, that Palm Beach County, Florida, or the Southern District of Florida, is an improper or inconvenient venue.
17. Interpretation. Neither this Agreement nor any uncertainty or ambiguity in this Agreement will be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement will be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all the parties and their attorneys and will be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.
18. Counterparts. This Agreement may be executed (including by facsimile transmission) in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.
19. Enforcement of Agreement. The parties agree that irreparable damage will occur if any of the provisions of this Agreement are not performed in accordance with its specific terms or are otherwise breached. It is therefore agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled.
[The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

SUBORDINATE CREDITOR: BLUE MOON ENERGY PARTNERS, LLC
By:	/s/ William J. Caragol
Its: Manager

SENIOR CREDITOR: VERICHIP CORPORATION
By:	/s/ Allison Tomek
Its: Secretary

Address for Notices: 1690 South Congress Avenue Suite 200 Delray Beach, Florida 33445 Attn: William J. Caragol

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